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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-65479, No. 333-42899, No. 33-32367, No. 30-40559, No. 333-41950, 333-00276, No. 333-10227) of Precision Castparts Corp. of our report dated June 9, 2004 relating to the financial statements, which appear in the Annual Report to Shareholders, which is incorporated in the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated June 11, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Portland, Oregon
June 14, 2004

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM